[LETTERHEAD OF KRAMER, LEVIN, NAFTALIS & FRANKEL]
                                  July 28, 1998

The Bear Stearns Funds
245 Park Avenue
New York, New York  10167

     Re:      The Bear Stearns Funds
              Registration No. 33-84842
              Post-Effective Amendment
              to Registration Statement on Form N-1A
              --------------------------------------

Gentlemen:

                  We consent to the reference to our Firm as counsel in Post-Effective Amendment No. 20 to the Registration Statement on
Form N-1A.


                                            Very truly yours,



                                            /s/Kramer, Levin, Naftalis & Frankel